Exhibit 99.1

ARIAD Announces Submission of Marketing Authorization Application for Brigatinib to the European Medicines Agency

CAMBRIDGE, Mass.--(BUSINESS WIRE)--February 6, 2017--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced the submission of a Marketing Authorization Application (MAA) for its investigational oral anaplastic lymphoma kinase (ALK) inhibitor, brigatinib, to the European Medicines Agency (EMA). ARIAD is seeking marketing approval in the European Union of brigatinib in adult patients with anaplastic lymphoma kinase (ALK+) non-small cell lung cancer (NSCLC) who have been previously treated with crizotinib. The U.S. Food and Drug Administration (FDA) is currently reviewing a New Drug Application for brigatinib filed by ARIAD and has set an action date of April 29, 2017 under the Prescription Drug User Fee Act (PDUFA).

“ARIAD's submission of the brigatinib MAA to the EMA is one of many recent milestones highlighting our strong investment in internally discovered rare cancer therapies,” said Paris Panayiotopoulos, president and chief executive officer of ARIAD. “Since announcing our definitive agreement to combine with Takeda, we remain focused on our accountability to our patients by propelling brigatinib forward and by preparing for its anticipated U.S. launch.”

“The brigatinib clinical trials have provided patients with refractory ALK+ NSCLC, including those patients who have metastatic brain lesions, with a potential important treatment option,” said Maurice Perol, MD, Léon Bérard Cancer Center, Lyon, France. “Based on the clinical data we’ve seen to date, we are really excited by the prospect that appropriate patients in the EU may have access to brigatinib as a new targeted treatment.”

ARIAD’s MAA submission includes clinical data from its Phase 1/2 and pivotal Phase 2 ALTA trials of brigatinib. Results from the ALTA trial and central nervous system (CNS) activity in the ALTA and Phase 1/2 trials were reported at the International Association for the Study of Lung Cancer (IASLC) 17th World Conference on Lung Cancer (WCLC) in December 2016. In the ALTA trial, 222 patients received either 90 mg of brigatinib once per day (QD) continuously or 180 mg QD, preceded by a lead-in dose of 90 mg QD for seven days. Data from the ALTA trial demonstrated that of 110 patients on the 180-mg regimen QD with a seven-day lead-in at 90 mg QD with a median follow-up of 11.0 months, 55 percent achieved confirmed objective response as assessed by the investigator. In this arm, the median progression-free survival (PFS) was 15.6 months in this post-crizotinib setting, by both investigator and independent review committee (IRC) assessment. Additionally, in this arm, 67 percent (12/18) of patients with measurable brain metastases achieved a confirmed intracranial objective response. The most common treatment-emergent adverse events (TEAEs; ≥ 25% of all patients in this arm, regardless of relationship to treatment), were nausea (43%), fatigue (40%), diarrhea (39%), cough (36%), increased blood creatine phosphokinase (CPK) (33%), headache (30%), rash (28%), and vomiting (26%). The most common serious adverse reactions other than neoplasm progression reported in 2% or more of patients included pneumonia (5.0%), pneumonitis (5.0%) and epilepsy (2.3%). A subset of pulmonary adverse events (AEs) with early onset (median: Day 2; range: Day 1-9) occurred in 6.4 percent of all patients (grade ≥3 in 3% of patients); no such events with early onset occurred after dose escalation to 180 mg QD following the lead-in dose of 90 mg for seven days.

About Brigatinib

Brigatinib is an investigational, targeted cancer medicine discovered internally at ARIAD. It is in development for the treatment of patients with anaplastic lymphoma kinase positive (ALK+) non-small cell lung cancer (NSCLC). The global Phase 2 ALTA trial, in patients with locally advanced or metastatic ALK+ NSCLC who were previously treated with crizotinib, is the primary basis for brigatinib’s initial regulatory review. ARIAD has also initiated the Phase 3 ALTA 1L trial to assess the efficacy and safety of brigatinib in comparison to crizotinib in patients with locally advanced or metastatic ALK+ NSCLC who have not received prior treatment with an ALK inhibitor. More information on brigatinib clinical trials can be found here.

Brigatinib received Breakthrough Therapy designation from the FDA for the treatment of patients with ALK+ NSCLC whose tumors are resistant to crizotinib, and was granted Orphan Drug designation by the FDA for the treatment of ALK+, ROS1+ and EGFR+ NSCLC.

About ALK+ NSCLC

Non-small cell lung cancer (NSCLC) is the most common form of lung cancer, accounting for approximately 80 to 85 percent of the estimated 222,500 new cases of lung cancer diagnosed each year in the United States, according to the American Cancer Society. Anaplastic lymphoma kinase (ALK) was first identified as a chromosomal rearrangement in anaplastic large-cell lymphoma (ALCL). Genetic studies indicate that chromosomal rearrangements in ALK are key drivers in a subset of NSCLC patients as well. Approximately five percent of patients with NSCLC have a rearrangement in the ALK gene, according to the American Cancer Society.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is focused on discovering, developing and commercializing precision therapies for patients with rare cancers. ARIAD is working on new medicines to advance the treatment of rare forms of chronic and acute leukemia, lung cancer and other rare cancers. On January 9, 2017, it was announced that ARIAD has entered into a definitive agreement to be acquired by Takeda. The transaction is expected to close by the end of February 2017, subject to customary closing conditions. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

Forward-Looking Statements

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts, including, but not limited to, statements regarding regulatory filings for brigatinib and the therapeutic potential of brigatinib, the anticipated timing for approval of brigatinib in the United States, the announced merger between ARIAD and Takeda, ARIAD’s continued efforts to develop brigatinib, ARIAD’s plans for the potential U.S. launch of brigatinib, and the potential of brigatinib as a new treatment option, are forward-looking statements which are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, among others: risks related to the satisfaction of the conditions to closing the Takeda acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of ARIAD’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; early-stage clinical data may not be replicated in later-stage clinical studies; the costs associated with our research, development, manufacturing and other activities; the adequacy of our capital resources and the availability of additional funding; our ongoing and additional clinical trials of brigatinib may not be successful or initiated, enrolled or conducted in a timely manner; our ability to meet anticipated regulatory filing and approval dates for brigatinib; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals for brigatinib; competitive risks; manufacturing issues; the uncertainties inherent in research and development, including the ability to sustain and increase the rate of growth in revenues for ARIAD’s products despite increasing competitive, reimbursement and economic challenges; whether and when any drug applications may be filed in any jurisdictions for any indications or any additional indications for ARIAD’s products or for ARIAD’s pipeline assets; whether and when the FDA, EMA or any other applicable regulatory authorities may approve any such applications, which will depend on its assessment of the benefit-risk profile suggested by the totality of the efficacy and safety information submitted; decisions by the FDA, EMA or other regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of ARIAD’s products and ARIAD’s pipeline assets; and competitive developments; and those additional factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent quarterly and current reports on Form 10-Q and Form 8-K. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this press release. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. All forward‐looking statements in this press release are qualified in their entirety by this cautionary statement.

CONTACT:
ARIAD Pharmaceuticals, Inc.
For Investors
Manmeet Soni, 617-503-7298
manmeet.soni@ariad.com
or
For Media
Liza Heapes, 617-621-2315
Liza.heapes@ariad.com